SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                November 24, 2003
                                -------- --- ----
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
                              ------ -------- ----
           (Name of Small Business Issuer as specified in its charter)

                                Nevada 86-0913802
                             ---------- ------------
                (State or other jurisdiction of (I.R.S. employer
                incorporation or organization identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608


                          2501 Dunlap Avenue, Suite 102
                                   Phoenix, AZ
                            Telephone (602) 678-5544

                                       and

                      4131 North 24th Street, Suite C-202
                                Phoenix, AZ 85016
                            Telephone (602) 288-7247
               --------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 1.   Changes in Control

     Viking Systems, Inc. ("Viking") (OTC Pink Sheets VKSY), has (i) changed its business plan, (ii) appointed new management; and (iii) issued shares of its common stock in such an amount as to change voting control of Viking.

New Business Plan

     Viking's previous business operations have been limited and have not resulted in (i) significant revenues, (ii) the accumulation of a significant dollar amount of assets, or (iii) in earnings. Because of a lack of funds, Viking has been unable to fund the costs of complying with its filing requirements under Section 13 of the Securities Exchange Act of 1934, as amended. In November 2003, Viking's Board of Directors considered a proposal from a third party relating to a change of Viking's business plan and an infusion of capital. Viking's Board of Directors has adopted a new business plan which is to engage in the medical device market. Our plan is to complete a series of acquisitions in the medical device market focused on companies with vision, optics, laser, sensor and other technology.

Change of Management

     Effective December 2, 2003, Viking appointed the following persons as officers and directors of Viking:

     Thomas B. Marsh     President/CEO/Secretary/Chairman of the
                          Board of Directors
     Dennis Blomquist*   Chief Financial Officer/Director
     Mark A. Scharmann   Director

     Mr. Blomquist was President and a Director of Viking prior to transaction described in this Form 8-K. Information about Mr. Marsh and Mr. Scharmann is as follows:

     Thomas B. Marsh. Mr. Marsh, age 49, was appointed President and Director of Viking in November 2003. He has also served as secretary, treasurer and a director of PurchaseSoft, Inc. since August 5th, 2002. Mr. Marsh is a Partner and co-founder of Marsh+Flagg. Marsh+Flagg is a merger and acquisition advisory firm with offices in La Jolla & Newport Beach, California and Stuttgart Germany. Prior to PurchaseSoft and Marsh+Flagg, Marsh was COO at Co-Mack Technology, CEO of Emark Corporation and President of Spectrum Companies International. Marsh attended Williams College with a major in economics.

     Mark A. Scharmann. Mr. Scharmann has been a private investor and business consultant since 1981. Mr. Scharmann became involved in the consulting business following his compilation and editing in 1980 of a publication called Digest of Stocks Listed on the Intermountain Stock Exchange. In 1981 he compiled and edited an 800 page publication called the OTC Penny Stock Digest. Mr. Scharmann has rendered consulting services to public and private companies regarding reverse acquisition transactions and other matters. Mr. Scharmann was vice president of OTC Communications, Inc. from March 1984 to January 1987. From 1982 to 1996, he was the president of Royal Oak Resources Corporation. In 1996, Royal

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

Oak Resources completed an acquisition and in connection therewith changed its name to Hitcom Corporation. Mr. Scharmann was the President of Norvex, Inc., a blank check company which completed an acquisition and in connection therewith, changed its name to Capital Title. Mr. Scharmann is a promoter of Nightingale, Inc., a publicly-held blank check company. He has also been an officer and director of several other blank check companies. Mr. Scharmann is a director of Millennium Electronics, Inc.

Change of Voting Control

     Prior to November 24, 2003, there were 2,528,500 shares of Viking common stock issued and outstanding. On November 24, 2003, Viking entered into Stock Purchase Agreements with Donald E. Tucker and Troika Capital Investment. Pursuant to the Stock Purchase Agreement with Mr. Tucker, Viking sold 3,200,000 shares of our common stock to Mr. Tucker for $64,000 or $.02 per share. Pursuant to the Stock Purchase Agreement with Troika Capital Investment, Viking sold 250,000 shares of our common stock to Troika Capital for $5,000 or $.02 per share.

     As of December 16, 2003, and assuming the issuance of the shares pursuant to the Stock Purchase Agreements there described herein, there were 5,978,500 shares of Viking issued or committed for issuance. Mr. Tucker owns 3,200,000 or
53.5 per cent of the shares issued or committed to. Troika Capital Investments is an affiliate of Mark A, Scharmann. Troika Capital Investments and its affiliates owns 530,000 or 8.9 per cent of the shares issued or committed to.

     We will allocate the funds received from purchase of shares pursuant to the Stock Purchase Agreements to the (i) payment of legal and accounting fees related to bringing our SEC filings current; and (ii) working capital

Item 5.  Other Events and Regulation FD Disclosure

      See Item 1.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 15, 2003                  VIKING SYSTEMS, INC.


                                    By /s/ Thomas B. Marsh
                                           --------------------
                                           Thomas B. Marsh,
                                           President/Chairman of the Board



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